Exhibit 99.1

Contact: Daniel Molinaro
281-823-4941

NOW Inc. Announces First Quarter 2016 Results

HOUSTON, TX, May 4, 2016 - NOW Inc. (NYSE: DNOW) reported for its first quarter ended March 31, 2016 a net loss of $63 million, or $0.59 per fully diluted share, compared to net loss of $10 million, or $0.09 per fully diluted share in the same period of 2015. Excluding other costs, net loss was $38 million or $0.35 per fully diluted share. Other costs in the first quarter of 2016 included $4 million in acquisition-related and severance charges and an after-tax charge of $23 million related to a deferred tax asset valuation allowance.

Also included in the first quarter ended March 31, 2016 results, but not characterized as other costs, was a pre-tax charge of $3 million approximating $0.02 per fully diluted share, for high steel content inventory cost adjustments, related to falling steel prices.

The Company’s revenues for the first quarter of 2016 were $548 million, a decrease of 15 percent from the fourth quarter of 2015.

Cash flow from operating activities was $89 million for the first quarter of 2016 compared to cash used in operating activities of $13 million in the same period of 2015.

As announced last week, the Company entered into an agreement to purchase the businesses of Power Service, Inc., Industrial Tool & Repair, Inc. & Power Transportation LLC (collectively, “Power Service”). The completion of this acquisition is subject to customary closing conditions, including regulatory approval. Power Service is a distributor of OEM parts including pumps, generator sets, air compressors and blowers, and a fabricator of custom Lease Automatic Custody Transfer (LACT) units, Vapor Recovery Units, ASME Code Vessels and Water Production skids serving the Upstream, Midstream & Downstream oil and gas markets, as well as the Mining, Power Generation and General Industrial industries.

Robert Workman, President and CEO of NOW Inc., remarked “Market conditions entering 2016 remain difficult, as reflected in the continuing decline in North American rig count. In the current environment, we continue to focus on the fundamentals of our business: maximizing cash generation by improving collections, monetizing inventory, curbing excess costs and integrating recent acquisitions, while working to enhance our services and solutions for our existing and prospective customers. We are pleased that our strong balance sheet enables us to continue to capitalize on attractive opportunities like the Power Service acquisition we announced last week. While the timing of a market recovery remains uncertain, we will continue to focus on the long-term future of our business and position ourselves for success and growth when the market recovers.”

United States

First quarter revenues for the United States were $357 million, down 18 percent from the fourth quarter of 2015, or down 21 percent when ignoring the favorable impact of acquisitions, amid 26 percent fewer rigs being active. Revenues decreased 41 percent from the first quarter of 2015, or 49 percent when excluding acquisitions, outperforming the U.S. rig count decline, where rig counts tumbled 60 percent in the same period.

Canada

Canada revenues were $63 million, down 20 percent compared to the fourth quarter of 2015 and down 46 percent from the first quarter of 2015. Sequential revenue declines were driven by significant purchasing freezes by key customers and lower rig counts. Year over year, Canada outperformed the 47 percent rig count decline and overcame a seven percent foreign exchange disadvantage.

International

International operations generated first quarter revenues of $128 million, down three percent from the fourth quarter of 2015 and down 12 percent from the first quarter of 2015, versus international rig count declines of eight percent and 19 percent, respectively. The year over year revenues contributed from acquisitions, approximately $30 million, were outweighed by the continued deterioration in market activity and a renewed customer focus on utilizing owned inventory.

The Company has scheduled a conference call for May 4, 2016, at 8:00 a.m. Central Time to discuss first quarter 2016 results. The call will be broadcast through the Investor Relations link on NOW Inc.’s web site at www.distributionnow.com, on a listen-only basis. Prior to the beginning of the call a supplemental presentation titled “NOW Inc., 1Q 2016 Review & Key Takeaways” will be available on the Company’s Investor Relations section of the website. A replay of the call will be available on the site for thirty days following the conference call. Participants may also join the conference call by dialing 1-800-446-1671 within North America or 1-847-413-3362 outside of North America five to ten minutes prior to the scheduled start time and asking for the “NOW Inc. Earnings Conference Call” or the “DistributionNOW Earnings Conference Call.”

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of more than 300 locations and approximately 4,500 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31, 2016	December 31, 2015

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$131	$90
Receivables, net	413	485
Inventories, net	633	693
Prepaid and other current assets	24	24

Total current assets	1,201	1,292
Property, plant and equipment, net	159	165
Deferred income taxes	5	4
Goodwill	210	205
Intangibles, net	156	161
Other assets	7	5

Total assets	1,738	1,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$208	$211
Accrued liabilities	94	94
Other current liabilities	—	2

Total current liabilities	302	307
Long-term debt	$55	$108
Deferred income taxes	10	11
Other long-term liabilities	3	3

Total liabilities	370	429
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 107,426,047 and 107,219,138 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	1	1
Additional paid-in capital	1,985	1,980
Accumulated deficit	(507)	(444)
Accumulated other comprehensive loss	(111)	(134)

Total stockholders’ equity	1,368	1,403

Total liabilities and stockholders’ equity	$1,738	$1,832

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Revenue	$548	$863	$644
Operating expenses:
Cost of products	461	708	538
Warehousing, selling and administrative	152	163	152
Impairment of goodwill	—	—	138

Operating loss	(65)	(8)	(184)
Other expense	(2)	(4)	(2)

Loss before income taxes	(67)	(12)	(186)
Income tax provision (benefit)	(4)	(2)	63

Net loss	$(63)	$(10)	$(249)

Loss per share:
Basic loss per common share	$(0.59)	$(0.09)	$(2.33)

Diluted loss per common share	$(0.59)	$(0.09)	$(2.33)

Weighted-average common shares outstanding, basic	107	107	107

Weighted-average common shares outstanding, diluted	107	107	107

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Revenue:
United States	$357	$601	$433
Canada	63	116	79
International	128	146	132

Total revenue	$548	$863	$644

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

NET INCOME (LOSS) TO EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Net loss (1)	$(63)	$(10)	$(249)
Interest, net	—	—	1
Income tax provision (benefit)	(4)	(2)	63
Depreciation and amortization	12	7	12
Other costs (2)	4	9	141

EBITDA excluding other costs	$(51)	$4	$(32)

EBITDA % excluding other costs (3)	(9.3%)	0.5%	(5.0%)

DILUTED EARNINGS PER SHARE (“EPS”) TO DILUTED EPS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
GAAP diluted loss per share (4)	$(0.59)	$(0.09)	$(2.33)
Other costs (2)	0.24	0.07	2.08

Diluted loss per share excluding other costs	$(0.35)	$(0.02)	$(0.25)

(1)	We believe that net loss is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to EBITDA excluding other costs. EBITDA excluding other costs measures the Company’s operating performance without regard to certain expenses. EBITDA excluding other costs is not a presentation made in accordance with GAAP and the Company’s computation of EBITDA excluding other costs may vary from others in the industry. EBITDA excluding other costs has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.
(2)	Other costs, pre-tax, in the three months ended March 31, 2016 included $4 million in transaction costs associated with acquisitions including the cost of inventory that was stepped up to fair value during purchase accounting related to acquisitions and severance expenses which are included in operating loss. Other costs, net of tax, was approximately $25 million, and includes a $23 million deferred tax asset valuation allowance for the three months ended March 31, 2016.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)	We believe that diluted loss per share is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to diluted loss per share excluding other costs. Diluted loss per share excluding other costs measures the Company’s operating performance without regard to certain expenses. Diluted loss per share excluding other costs is not a presentation made in accordance with GAAP and the Company’s computation of diluted loss per share excluding other costs may vary from others in the industry. Diluted loss per share excluding other costs has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.